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                                                                    Exhibit 23.2


                     [LETTERHEAD OF PRICEWATERHOUSECOOPERS
                            REVISEURS D'ENTREPRISES]


                       CONSENT OF INDEPENDENT ACCOUNTANTS


We hereby consent to the use in this Registration Statement on Form S-4 of MasterCard Incorporated of our report dated April 17th, 2002 relating to the financial statements and financial statement schedules of Europay International S.A., which appears in such Registration Statement. We also consent to the references to us under the headings "Experts," "Europay Summary Historical Consolidated Financial Data" and "Europay Selected Historical Consolidated Financial Data" in such Registration Statement.




PricewaterhouseCoopers Reviseurs d'Entreprises,
Represented by


Yves Vandenplas


Brussels, Belgium
May 3, 2002